UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K
CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 10, 2008

SANDY SPRING BANCORP, INC.
(Exact name of registrant as specified in its charter)

Maryland	000-19065	52-1532952
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

17801 Georgia Avenue, Olney, Maryland 20832
(Address of principal executive offices, including zip code)

Registrant’s telephone number, including area code: (301) 774-6400

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 4.01    Changes in Registrant’s Certifying Accountant

On March 10, 2008, Sandy Spring Bancorp, Inc. (the “Company”) dismissed McGladrey & Pullen LLP (“McGladrey”), which had previously served as independent auditors for the Company. The reports of McGladrey on the consolidated financial statements of the Company as of and for the fiscal years ended December 31, 2007 and December 31, 2006 contained no adverse opinion or disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope, or accounting principles. The change in independent auditors was recommended by the Company’s Audit Committee and approved by the Company’s Board of Directors. In connection with its audit for the fiscal years ended December 31, 2007 and 2006 and in the interim period from January 1, 2008 through March 10, 2008, there were no disagreements with McGladrey on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of McGladrey, would have caused McGladrey to make reference to such disagreements in its report on the consolidated financial statement for such years.

The Company also terminated McGladrey’s client-auditor relationship with the Sandy Spring Bancorp, Inc. Cash and Deferred Profit Sharing Plan.

McGladrey has provided the Company with a copy of McGladrey’s letter addressed to the Securities and Exchange Commission stating that McGladrey agrees with the disclosures made by the Company in response to Item 304(a) of Regulation S-K. A copy of McGladrey’s letter is filed as Exhibit 16.0 and incorporated in this Item 4.01(a) by reference.

Item 9.01    Financial Statements and Other Exhibits.

Exhibit 16.0	Letter of Concurrence from McGladrey & Pullen LLP Regarding Change in Certifying Accountant

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SANDY SPRING BANCORP, INC. (Registrant)

Date: March 12, 2008	By:	/s/ Hunter R. Hollar
Hunter R. Hollar
President and Chief Executive Officer